UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2022

ORTHO CLINICAL DIAGNOSTICS HOLDINGS PLC

(Exact name of registrant as specified in charter)

England and Wales	001-39956	98-1574150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Route 202, Raritan, New Jersey	08869
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 218-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.00001 par value	OCDX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On May 27, 2022, pursuant to a Business Combination Agreement entered into as of December 22, 2021 (the “Business Combination Agreement”), by and among Quidel Corporation (“Quidel”), Ortho Clinical Diagnostics Holdings plc (“Ortho”), QuidelOrtho Corporation (formerly Coronado Topco, Inc.) (“Topco”), Orca Holdco, Inc. (“U.S. Holdco Sub”) and Laguna Merger Sub, Inc. (“U.S. Merger Sub”), each a wholly owned subsidiary of Topco, and Orca Holdco 2, Inc., a wholly owned subsidiary of U.S. Holdco Sub, Quidel and Ortho consummated a business combination (the “Combinations”) by way of (i) a scheme of arrangement undertaken by Ortho under Part 26 of the UK Companies Act 2006 (the “Ortho Scheme”), pursuant to which each issued and outstanding share of Ortho (the “Ortho Shares”) was acquired by a nominee of Topco, such that Ortho became a wholly owned subsidiary of Topco, and (ii) a merger (the “Quidel Merger”) of U.S. Merger Sub with and into Quidel, with Quidel surviving the merger as a wholly owned subsidiary of Topco. The High Court of Justice of England and Wales (the “Court”) sanctioned the Ortho Scheme on May 26, 2022 and a sealed order of the Court (the “Ortho Scheme Order”) was delivered to the Registrar of Companies (the “Registrar”) at Companies House on May 27, 2022 (such time being the “Ortho Effective Time”, and such date that the Ortho Scheme Order is duly filed with the Registrar, the “Scheme Effective Date”).

Item 1.01	Entry into a Material Definitive Agreement.

On May 27, 2022, Topco entered into a Credit Agreement (the “Credit Agreement”) by and among Topco, as borrower, Bank of America, N.A., as administrative agent and swing line lender (“Bank of America”), and the other lenders and L/C issuers party thereto (together with Bank of America, the “Lenders”). Pursuant to the Credit Agreement and in connection with the consummation of the Combinations, the Lenders provided Topco with a $2.75 billion senior secured term loan facility (the “Term Loan”), which Topco borrowed in full on the closing date of the Credit Agreement, and a $750.0 million revolving credit facility (the “Revolving Credit Facility” and together with the Term Loan, the “Financing”). The Financing is guaranteed by certain material domestic subsidiaries of Topco (the “Guarantors”) and is secured by liens on substantially all of the assets of Topco and the Guarantors, excluding real property and certain other types of excluded assets.

Loans under the Credit Agreement will bear interest at a rate equal to (i) the forward-looking Secured Overnight Financing Rate, plus an adjustment based on the duration of the selected interest period (as adjusted, “Term SOFR”), plus the “applicable rate” or (ii) the “base rate” (defined as the highest of (a) the Bank of America prime rate, (b) the Federal Funds rate plus one-half of one percent, (c) Term SOFR plus 1.10% and (d) 1.00%) plus the “applicable rate.” The initial applicable rate will be 0.75% per annum for base rate loans and 1.75% per annum for Term SOFR rate loans, and thereafter will be determined in accordance with a pricing grid based on Topco’s Consolidated Leverage Ratio (as defined in the Credit Agreement) ranging from 1.50% to 2.25% per annum for Term SOFR rate loans and from 0.50% to 1.25% per annum for base rate loans. In addition, Topco will pay a commitment fee on the unused portion of the Credit Agreement based on Topco’s Consolidated Leverage Ratio ranging from 0.225% to 0.30% per annum.

The Term Loan is subject to quarterly amortization of the principal amount on the last business day of each fiscal quarter of Topco (commencing on September 30, 2022) in such amounts as are set forth in the Credit Agreement. The Term Loan and the Revolving Credit Facility will mature on May 27, 2027. Topco must prepay loans outstanding under the Credit Agreement in an amount equal to the Net Cash Proceeds (as defined in the Credit

Agreement) from (i) certain property dispositions and (ii) the receipt of certain other amounts not in the ordinary course of business, such as certain insurance proceeds and condemnation awards, in each case, if not reinvested within a specified time period as contemplated in the Credit Agreement.

The Credit Agreement contains affirmative and negative covenants that are customary for credit agreements of this nature. The negative covenants include, among other things, limitations on asset sales, mergers, indebtedness, liens, investments and transactions with affiliates. The Credit Agreement contains two financial covenants: (i) a maximum Consolidated Leverage Ratio (as defined in the Credit Agreement) as of the last day of each fiscal quarter of (a) 4.50 to 1.00 for the first four full fiscal quarters ending after the closing date of the Credit Agreement (the “Initial Measurement Period”), (b) 4.00 to 1.00 for the first four fiscal quarters ending after the Initial Measurement Period and (c) 3.50 to 1.00 for each fiscal quarter thereafter; and (ii) a minimum Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of 3.00 to 1.00 as of the end of any fiscal quarter for the most recently completed four fiscal quarters.

The Credit Agreement also includes customary events of default that include, among other things, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement and cross-default other indebtedness of Topco.

The foregoing descriptions of the Credit Agreement are qualified in their entirety by reference to the full text of the Credit Agreement attached as Exhibit 4.1 and incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

Existing Credit Agreement

In connection with the consummation of the Combinations, on May 27, 2022, Ortho terminated the credit agreement, dated as of June 30, 2014 (as amended, restated, amended and restated, supplemented or modified from time to time, the “Existing Credit Agreement”), by and among Ortho-Clinical Diagnostics, Inc., Ortho-Clinical Diagnostics S.à r.l. (formerly known as Ortho-Clinical Diagnostics S.A.), Ortho-Clinical Diagnostics Holdings Luxembourg S.à r.l., the lenders party thereto and Barclays Bank PLC, as administrative agent and collateral agent. Ortho paid an aggregate amount of approximately $1.60 billion in satisfaction of all of its outstanding obligations under the Credit Agreement in accordance with its terms.

7.375% Senior Notes due 2025; 7.250% Senior Notes due 2028

Information in Item 8.01 as to the satisfaction and discharge of the 2025 Notes Indenture (defined below) and the 2028 Notes Indenture (defined below) is incorporated by reference into this Item 1.02.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 27, 2022, pursuant to the Business Combination Agreement, (i) Ortho and Topco effected the Ortho Scheme, pursuant to which a nominee of Topco acquired each issued and outstanding share of Ortho and Ortho became a wholly owned subsidiary of Topco, and following the filing of the Ortho Scheme Order with the Registrar, (ii) U.S. Merger Sub and Quidel completed the Quidel Merger, with Quidel surviving as a wholly owned subsidiary of Topco (such time being the “Quidel Effective Time”). Pursuant to the Combinations, Topco became the parent company for the combined businesses of Quidel and Ortho.

Pursuant to the Ortho Scheme, each Ortho Share that was outstanding as of immediately prior to the Ortho Effective Time, other than Ortho Shares held by Ortho in treasury, was acquired by a nominee on behalf of and for the benefit of Topco in exchange for 0.1055 shares of Topco common stock, par value $0.001 per share (each, a “Topco Share”) and $7.14 in cash.

Pursuant to the Quidel Merger, each share of common stock of Quidel (each, a “Quidel Share”) that was outstanding as of immediately prior to the Quidel Effective Time, other than Quidel Shares held by Quidel, Ortho or U.S. Merger Sub, was converted into the right to receive one Topco Share.

The total cash consideration paid to shareholders of Ortho pursuant to the Business Combination Agreement was approximately $1.77 billion. The Combinations were financed with a combination of cash on hand of Quidel and the proceeds from the Credit Agreement.

The information contained in the Explanatory Note of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference into this Item 2.01.

The foregoing description of the Combinations is only a summary of certain material provisions thereof, does not purport to be complete, and is qualified in its entirety by reference to the Business Combination Agreement, a copy of which was filed as Exhibit 2.1 to Ortho’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 23, 2021, and which is incorporated herein by reference. The Business Combination Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Topco, Quidel, Ortho or their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about Topco, Quidel or Ortho in their public reports filed with the SEC. The representations, warranties and covenants contained in the Business Combination Agreement were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the respective parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the respective parties to the Business Combination Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or of any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in Topco’s, Quidel’s or Ortho’s respective public disclosures.

A copy of the press release issued by Topco on the Effective Date announcing the closing of the Combinations is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Combinations, Ortho notified the Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Combinations and requested that Nasdaq suspend trading in the Ortho Shares and remove the listing of Ortho Shares on Nasdaq prior to the market opening on May 27, 2022. Trading in Ortho Shares on Nasdaq will be suspended prior to the opening of the market on May 27, 2022. Ortho also requested that Nasdaq file with the SEC an application on Form 25 to delist and deregister the Ortho Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, Ortho intends to file with the SEC a Form 15 requesting that the reporting obligations of Ortho under Sections 13 and 15(d) of the Exchange Act be terminated.

The information contained in the Explanatory Note of this Current Report is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Explanatory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report is incorporated by reference into this Item 3.03.

Item 5.01	Change in Control of Registrant.

As a result of the consummation of the Combinations, pursuant to the Business Combination Agreement, a change of control of Ortho occurred and Ortho became a wholly owned direct subsidiary of Topco.

The information set forth in the Explanatory Note and Items 2.01, 3.03 and 5.02 of this Current Report is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Effective immediately following the Ortho Effective Time, the directors of Ortho ceased to be directors of Ortho and were replaced by Joseph Busky and Robert Bujarski.

Executive Officers

Effective immediately following the Ortho Effective Time, certain officers of Ortho ceased to be officers. The names of the officers of Ortho and their respective positions, in each case effective immediately following the Ortho Effective Time, are indicated below:

Name	Title
Christopher M. Smith	Chief Executive Officer
Joseph M. Busky	Chief Financial Officer
Michael A. Schlesinger	Executive Vice President, General Counsel & Secretary
John Sanders	Vice President of Finance & Treasurer

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Combinations and pursuant to the Business Combination Agreement, at the Ortho Effective Time, Ortho’s articles of association were amended and restated in their entirety. A copy of the Amended and Restated Articles of Association are filed as Exhibit 3.1 to this Current Report and are incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

On May 27, 2022, Topco issued a press release announcing the closing of the Combinations. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act.

Item 8.01	Other Events.

As previously disclosed, on May 20, 2022, Ortho-Clinical Diagnostics, Inc. and Ortho-Clinical Diagnostics S.à r.l. (formerly known as Ortho-Clinical Diagnostics S.A.) (collectively, the “Issuers”), wholly owned subsidiaries of Ortho, issued conditional notices of full redemption (together, the “Redemption Notices”) to holders of their outstanding 7.375% senior notes due 2025 (the “2025 Notes”) and 7.250% senior notes due 2028 (the “2028 Notes” and, together with the 2025 Notes, the “Notes”), specifying June 1, 2022 as the redemption date (the “Redemption Date”). As permitted by the terms of the Notes, the Redemption Notices and the redemption of the 2025 Notes and the 2028 Notes are conditioned upon the satisfaction of certain conditions precedent, including the consummation of the Combinations and the other conditions precedent described in the Redemption Notices.

In connection with the redemptions, on May 27, 2022, the Issuers satisfied and discharged all of their remaining obligations under (i) the indenture, dated as of January 27, 2020 (the “2028 Notes Indenture”), by and among the Issuers, the guarantors party thereto and Wilmington Trust, National Association, as trustee, and (ii) the indenture, dated as of June 11, 2020 (the “2025 Notes Indenture”), by and among the Issuers, the guarantors party thereto and

Wilmington Trust, National Association, as trustee, in each case, in accordance with the terms of the 2028 Notes Indenture or the 2025 Notes Indenture, as applicable, and placed funds sufficient for the redemption payments into trust for the benefit of the holders of the Notes pending the redemptions. Both redemptions are scheduled to occur on the Redemption Date.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit

2.1	Business Combination Agreement, dated December 22, 2021, by and between Ortho, Topco, Quidel and the other parties thereto (incorporated by reference to Exhibit 2.1 to Ortho’s Current Report on Form 8-K filed on December 23, 2021).

3.1	Amended and Restated Articles of Association of Ortho, dated May 27, 2022.

4.1	Credit Agreement, dated May 27, 2022, by and among Topco, each lender from time to time party thereto, each L/C Issuer (as defined therein), and Bank of America, N.A., as Administrative Agent and Swing Line Lender.

99.1	Press Release of Topco, dated May 27, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ortho Clinical Diagnostics Holdings plc

Date: May 27, 2022	By:	/s/ Joseph M. Busky
	Name:	Joseph M. Busky
	Title:	Chief Financial Officer